As filed with the Securities and Exchange Commission on February 11, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PATRIOT TRANSPORTATION HOLDING, INC.

(Exact name of registrant as specified in its charter)

Florida	47-2482414
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 W. Forsyth St., 7th Floor Jacksonville, FL	32202
(Address of Principal Executive Offices)	(Zip Code)

Patriot Transportation Holding, Inc. 2014 Equity Incentive Plan

(Full title of the plan)

Robert E. Sandlin

President & Chief Executive Officer

200 W. Forsyth St., 7th Floor

Jacksonville, FL 32202

(904) 396-5733

Copies to:

Daniel B. Nunn, Jr.

Nelson Mullins

50 North Laura Street, 41st Floor

Jacksonville, FL 32202

daniel.nunn@nelsonmullins.com

(Name and address of agent for service)

(904) 665- 3601

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒	Emerging growth company ☐

  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 288,099 additional shares of the Registrant’s common stock, par value $0.10 per share, reserved for issuance under the 2014 Plan in connection with antidilutive adjustments made in connection with an extraordinary cash dividend to the Registrant’s shareholders of $3.75 per share, which was paid on November 15, 2021 to shareholders of record as of the close of business on November 8, 2021.

The shares of common stock registered pursuant to this Registration Statement are of the same class of securities as the shares of common stock registered for issuance under the 2014 Plan pursuant to the currently effective Registration Statements on Form S-8 (Registration No. 333-201792, Registration No. 333-231421, Registration No. 333-238294, and Registration No. 333-252886) filed with the Commission on January 30, 2015, May 13, 2019, May 5, 2020, and February 9, 2021, respectively (together, the “Previously Filed Registration Statements”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

Pursuant to General Instruction E of Form S-8 regarding Registration of Additional Securities, the contents of the Previously Filed Registration Statements are hereby incorporated by reference in this Registration Statement to the extent not replaced hereby.

The following documents are hereby incorporated by reference into this Registration Statement:

a.

The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2021, filed with the Commission on December 14, 2021 (File No. 001-36605) pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

b.

All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act (other than the reports, or portions thereof, deemed to have been furnished and not filed with the Commission) since the end of the fiscal year covered by the Annual Report referred to in (a) above, including the Company’s Current Report on Forms 8-K filed with the Commission on October 8, 2021 (File No. 001-36605), October 19, 2021 (File No. 001-36605), and December 2, 2021 (File No. 001-36605), and the Company’s Quarterly Report on Form 10-Q, filed with the Commission on February 10, 2022 (File No. 001-36605).

c.	The description of the Registrant’s common stock contained in its Information Statement, filed as Exhibit 99.1 to the Registrant’s Form 10 filed with the Commission on August 22, 2014 (File No. 001-36605) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

Exhibit No.	Exhibit

4.1	Third Amended and Restated Articles of Incorporation of Patriot Transportation Holding, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q filed with the Commission on February 9, 2021, File No. 001-36605)
4.2	Amended and Restated Bylaws of Patriot Transportation Holding, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the Commission on February 4, 2021, File No. 001-36605)
4.3	Form of Specimen Certificate for Patriot Transportation Holding, Inc. (incorporated by reference to Exhibit 4.3 of the Company's Registration Statement on Form S-8 filed with the Commission on January 30, 2015, File No. 333-201792)
4.4	Patriot Transportation Holding, Inc. 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 of Amendment No. 1 to the Company’s Registration Statement on Form 10 filed with the Commission on October 2, 2014, File No. 001-36605)
4.5	First Amendment to the Patriot Transportation Holding, Inc, 2014 Equity Incentive Plan (incorporated by reference to Exhibit 4.5 of the Company’s Registration Statement on Form S-8 filed with the Commission on May 13, 2019, File No. 333-231421)
4.6	Second Amendment to the Patriot Transportation Holding, Inc. 2014 Equity Incentive Plan (incorporated by reference to Exhibit 4.6 of the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-8 filed with the Commission on February 11, 2022, File No. 333-238294)
4.7	Third Amendment to Patriot Transportation Holding, Inc. 2014 Equity Incentive Plan (incorporated by reference to the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-8 filed with the Commission on February 11, 2022, File No. 333-252886)
4.8*	Fourth Amendment to Patriot Transportation Holding, Inc. 2014 Equity Incentive Plan
5.1*	Opinion and consent of Nelson Mullins Riley & Scarborough LLP
23.1*	Consent of Hancock Askew & Co., LLC, Independent Registered Public Accounting Firm
23.2*	Consent of Nelson Mullins Riley & Scarborough LLP is contained in Exhibit 5.1.
24.1	Power of Attorney (included in the signature page of this Registration Statement)
107*	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida effective this 11th day of February 2022.

PATRIOT TRANSPORTATION HOLDING, INC.

/s/Robert E. Sandlin
Robert E. Sandlin
President & Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below hereby appoints the Chief Executive Officer and Chief Financial Officer, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated effective this 11th day of February 2022.

Signature	Title

/s/Robert E. Sandlin	President, Chief Executive Officer and Director
Robert E. Sandlin	(Principal Executive Officer)

/s/Matthew C. McNulty	Vice President and Chief Financial Officer
Matthew C. McNulty	(Principal Financial Officer)

/s/John D. Klopfenstein	Controller and Chief Accounting Officer
John D. Klopfenstein	(Principal Accounting Officer)

/s/John E. Anderson	Director
John E. Anderson

/s/Thompson S. Baker II	Director
Thompson S. Baker II

/s/Edward L. Baker	Director
Edward L. Baker

/s/Luke E. Fichthorn III	Director
Luke E. Fichthorn III

/s/Charles D. Hyman	Director
Charles D. Hyman

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Third Amended and Restated Articles of Incorporation of Patriot Transportation Holding, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q filed with the Commission on February 9, 2021, File No. 001-36605)
4.2	Amended and Restated Bylaws of Patriot Transportation Holding, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the Commission on February 4, 2021, File No. 001-36605)
4.3	Form of Specimen Certificate for Patriot Transportation Holding, Inc. (incorporated by reference to Exhibit 4.3 of the Company's Registration Statement on Form S-8 filed with the Commission on January 30, 2015, File No. 333-201792)
4.4	Patriot Transportation Holding, Inc. 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 of Amendment No. 1 to the Company’s Registration Statement on Form 10 filed with the Commission on October 2, 2014, File No. 001-36605)
4.5	First Amendment to the Patriot Transportation Holding, Inc, 2014 Equity Incentive Plan (incorporated by reference to Exhibit 4.5 of the Company’s Registration Statement on Form S-8 filed with the Commission on May 13, 2019, File No. 333-231421)
4.6	Second Amendment to the Patriot Transportation Holding, Inc. 2014 Equity Incentive Plan (incorporated by reference to Exhibit 4.6 of the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-8 filed with the Commission on February 11, 2022, File No. 333-238294)
4.7	Third Amendment to Patriot Transportation Holding, Inc. 2014 Equity Incentive Plan (incorporated by reference to the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-8 filed with the Commission on February 11, 2022, File No. 333-252886)
4.8*	Fourth Amendment to Patriot Transportation Holding, Inc. 2014 Equity Incentive Plan
5.1*	Opinion and consent of Nelson Mullins Riley & Scarborough LLP
23.1*	Consent of Hancock Askew & Co., LLC, Independent Registered Public Accounting Firm
23.2*	Consent of Nelson Mullins Riley & Scarborough LLP is contained in Exhibit 5.1.
24.1	Power of Attorney (included in the signature page of this Registration Statement)
107*	Filing Fee Table

* Filed herewith